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                      NUVEEN EXCHANGE-TRADED INDEX TRUST

                    AMENDED DESIGNATION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

     WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 9, 2000 (the "Declaration"), of Nuveen Exchange-Traded Index Trust, a Massachusetts business trust (the "Trust"), the sole Trustee of the Trust, on the 21st day of December, 2000 established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of an instrument establishing and designating such series and setting forth the special and relative rights of such series (the "Designation"). Such series were entitled:

          Nuveen America's Fastest Growing Companies Index Fund

          Nuveen 1 Year FITRs PowerShares Index Fund

          Nuveen 2 Year FITRs PowerShares Index Fund

          Nuveen 5 Year FITRs PowerShares Index Fund

          Nuveen 10 Year FITRs PowerShares Index Fund

          Nuveen 20 Year STRIPS FITRs PowerShares Index Fund



     WHEREAS, the Trustee of the Trust now desires to change the name of the series designated Nuveen America's Fastest Growing Companies Index Fund to the new name, Nuveen America's Fastest Growing Companies PowerShares Index Fund;

     NOW THEREFORE, the sole Trustee of the Trust, effective December 29, 2000, hereby amends the Designation to change the name of the series, America's Fastest Growing Companies Index Fund to the new name, Nuveen America's Fastest Growing Companies PowerShares Index Fund.
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     IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this instrument as of the 29th day of December, 2000.



          /s/ Timothy R. Schwertfeger
-------------------------------------
Timothy R. Schwertfeger,
as sole Trustee
333 W. Wacker Drive
Chicago, Illinois  60606



STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

     Then personally appeared the above-named person who is known to me to be Trustee of the Trust whose name and signature is affixed to the foregoing instrument and who acknowledged the same to be his free act and deed, before me this 29th day of December, 2000.


STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )

     Then personally appeared the above-named person who is known to me to be Trustee of the Trust whose name and signature is affixed to the foregoing instrument and who acknowledged the same to be his free act and deed, before me this 29th day of December, 2000.



"OFFICIAL SEAL"
Virginia L. Corcoran                            /s/ Virginia L. Corcoran
Notary Public, State of Illinois                ------------------------
My Commission Expires:  10/27/01                Notary Public